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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On December 12, 2003, the Securities and Exchange Commission declared effective the registration statement on Form S-4 of UnitedGlobalCom, Inc. (the "Company") with respect to the Company's previously announced exchange offer for all of the outstanding common stock of UGC Europe, Inc. ("UGC Europe") not owned by the Company or its subsidiaries (the "Exchange Offer"). Accordingly, the condition to the Exchange Offer requiring such registration statement to be effective has been satisfied.

        On December 17, 2003, the Company announced that in a special meeting held earlier that day, stockholders voted to approve the issuance of the Company's Class A common stock in the Exchange Offer. Accordingly, the condition to the Exchange Offer requiring such stockholder approval has been satisfied. A copy of the press release of the Company, dated December 17, 2003 is included herewith as Exhibit 99.1.

        The Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on Thursday, December 18, 2003, unless extended. The Exchange Offer is conditioned on the tender of a sufficient number of outstanding shares of UGC Europe common stock such that, upon completion of the exchange offer, the Company will own at least 90% of the outstanding shares of UGC Europe common stock on a fully diluted basis. The Company currently owns approximately 66.7% of the outstanding UGC Europe common stock.

        If the Company is successful in completing the Exchange Offer, it expects to complete a "short form" merger with UGC Europe promptly, but in any event before December 31, 2003. Following the merger, UGC Europe will be a wholly-owned subsidiary of the Company.

Notice For UGC Europe Stockholders

        The Company has filed with the SEC an amendment to its Registration Statement on Form S-4 (File No. 333-109496), and Europe Acquisition, Inc., its wholly-owned subsidiary which is offering to exchange the shares of UGC Europe, has filed with the SEC an amendment to its Schedule TO. The Registration Statement was declared effective by the SEC on December 12, 2003. UGC EUROPE STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Materials filed with the SEC are available electronically without charge at an Internet site maintained by the SEC. The address of that site is http://www.sec.gov. Documents filed with the SEC may be obtained from United without charge by directing a request to Richard Abbott, Vice President of Finance, UnitedGlobalCom, Inc., 4643 S. Ulster Street, Suite 1300, Denver, CO 80237.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated December 17, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
	By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer
Date: December 17, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated December 17, 2003.

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SIGNATURE
EXHIBIT INDEX